As filed with the Securities and Exchange Commission on July 29, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANESBRANDS INC.*

(Exact name of registrant as specified in its charter)

Maryland	20-3552316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 East Hanes Mill Road

Winston-Salem, North Carolina 27105

(336) 519-8080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joia M. Johnson, Esq.

Chief Legal Officer,

General Counsel and Corporate Secretary

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston-Salem, North Carolina 27105

(336) 519-8080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, Esq.

Paul D. Zier, Esq.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60602

(312) 862-2000

Approximate date of commencement of proposed sale to the public:     From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities	(1)	(1)	(1)	(1)
Preferred Stock	(1)	(1)	(1)	(1)
Common Stock	(2)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)
Depositary Shares	(1)	(1)	(1)	(1)
Stock Purchase Units	(1)	(1)	(1)	(1)
Stock Purchase Contracts	(1)	(1)	(1)	(1)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each share of Common Stock registered hereunder includes an associated preferred stock purchase right. Until the occurrence of certain prescribed events, none of which have occurred, the preferred stock purchase rights will trade, and may be transferred, only with the Common Stock. The value attributable to the rights, if any, will be reflected in the market price of the Common Stock. No separate consideration is payable for, and no additional registration fee is payable with respect to, the rights.

*	The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

Table of Co-Registrants

Exact Name of Additional Registrant*	Jurisdiction of Formation	I.R.S Employer Identification No.
BA International, L.L.C.	Delaware	20-3151349
Caribesock, Inc.	Delaware	36-4311677
Caribetex, Inc.	Delaware	36-4147282
CASA International, LLC	Delaware	01-0863412
CC Products, Inc.	Delaware	48-1244929
Ceibena Del, Inc.	Delaware	36-4165547
Event 1, Inc.	Kansas	48-1197012
GearCo, Inc.	Delaware	20-5919553
GFSI Holdings, Inc.	Delaware	74-2810744
GFSI, Inc.	Delaware	74-2810748
Hanes Menswear, LLC	Delaware	66-0320041
Hanes Puerto Rico, Inc.	Delaware	36-3726350
Hanesbrands Direct, LLC	Colorado	20-5720114
Hanesbrands Distribution, Inc.	Delaware	36-4500174
HBI Branded Apparel Enterprises, LLC	Delaware	20-5720055
HBI Branded Apparel Limited, Inc.	Delaware	35-2274670
HbI International, LLC	Delaware	01-0863413
HBI Sourcing, LLC	Delaware	20-3552316
Inner Self LLC	Delaware	36-4413117
Jasper-Costa Rica, L.L.C.	Delaware	51-0374405
Playtex Dorado, LLC	Delaware	13-2828179
Playtex Industries, Inc.	Delaware	51-0313092
Seamless Textiles, LLC	Delaware	36-4311900
UPCR, Inc.	Delaware	36-4165638
UPEL, Inc.	Delaware	36-4165642

*	The address for each of the additional Registrants is c/o Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, NC 27105, telephone: (336) 519-8080. The primary standard industrial classification number for each of the additional Registrants is 5600. The name, address, including zip code, of the agent for service for each of the additional Registrants is Joia M. Johnson, Esq., Chief Legal Officer, General Counsel and Corporate Secretary of Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, telephone (336) 519-8080.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED July 29, 2011

PROSPECTUS

Hanesbrands Inc.

DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK, WARRANTS, DEPOSITARY SHARES, STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

We may from time to time sell any combination of debt securities, preferred stock, common stock, warrants, depositary shares, stock purchase units and stock purchase contracts described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus and will also describe the specific manner in which we will offer these securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “HBI”. On July 26, 2011, the last reported sale price for our common stock on the New York Stock Exchange was $31.04 per share.

See “Risk Factors ” on page 3 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Hanesbrands,” “we,” “us” and “our” and similar terms refer to Hanesbrands Inc. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Hanesbrands Inc.

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that may appear in this prospectus include the Hanes, Champion, C9 by Champion, Playtex, Bali, L’eggs, Just My Size, barely there, Wonderbra, Stedman, Outer Banks, Zorba, Rinbros, Duofold and Gear for Sports marks, which may be registered in the United States and other jurisdictions. We do not own any trademark, trade name or service mark of any other company appearing in this prospectus.

i

OUR COMPANY

We are a consumer goods company with a portfolio of leading apparel brands, including Hanes, Champion, Playtex, Bali, L’eggs, Just My Size, barely there, Wonderbra, Stedman, Outer Banks, Zorba, Rinbros, Duofold and Gear for Sports. We design, manufacture, source and sell a broad range of basic apparel such as T-shirts, bras, panties, men’s underwear, kids’ underwear, casualwear, activewear, socks and hosiery.

The basic apparel sector of the apparel industry is characterized by frequently replenished items, such as T-shirts, bras, panties, men’s underwear, kids’ underwear, socks and hosiery. Growth and sales in the basic apparel sector are not primarily driven by fashion, in contrast to other areas of the broader apparel industry. We focus on the core attributes of comfort, fit and value, while remaining current with regard to consumer trends. The majority of our core styles continue from year to year, with variations only in color, fabric or design details. Some products, however, such as intimate apparel, activewear and sheer hosiery, do have more of an emphasis on style and innovation. We continue to invest in our largest and strongest brands to achieve our long-term growth goals. In addition to designing and marketing basic apparel, we have a long history of operating a global supply chain that incorporates a mix of self-manufacturing, third-party contractors and third-party sourcing. In November 2010, we completed our acquisition of GearCo, Inc., known as Gear for Sports, a leading seller of licensed logo apparel in collegiate bookstores and other channels.

Our fiscal year ends on the Saturday closest to December 31. All references to “2010,” “2009” and “2008” relate to the 52 week fiscal years ended on January 1, 2011 and January 2, 2010 and the 53 week fiscal year ended on January 3, 2009, respectively.

Our operations are managed and reported in five operating segments, each of which is a reportable segment for financial reporting purposes: Innerwear, Outerwear, Hosiery, Direct to Consumer and International. These segments are organized principally by product category, geographic location and distribution channel. Each segment has its own management that is responsible for the operations of the segment’s businesses but the segments share a common supply chain and media and marketing platforms. In October 2009, we completed the sale of our yarn operations and, as a result, we no longer have net sales in the Other segment, which was primarily comprised of sales of yarn to third parties. The following table summarizes our operating segments by category:

Segment	Primary Products	Primary Brands

Innerwear	Intimate apparel, such as bras, panties and shapewear	Hanes, Playtex, Bali, barely there, Just My Size, Wonderbra

	Men’s underwear and kids’ underwear	Hanes, Polo Ralph Lauren*

	Socks	Hanes, Champion

Outerwear	Activewear, such as performance T-shirts and shorts, fleece, sports bras and thermals	Champion, Duofold, Gear for Sports

	Casualwear, such as T-shirts, fleece and sport shirts	Hanes, Just My Size, Outer Banks, Champion, Hanes Beefy-T

Hosiery	Hosiery	L’eggs, Hanes, Donna Karan,* DKNY,* Just My Size

Direct to Consumer	Activewear, men’s underwear, kids’ underwear, intimate apparel, socks, hosiery and casualwear	Bali, Hanes, Playtex, Champion, barely there, L’eggs, Just My Size

International	Activewear, men’s underwear, kids’ underwear, intimate apparel, socks, hosiery and casualwear	Hanes, Champion, Wonderbra,** Playtex,** Stedman, Zorba, Rinbros, Kendall,* Sol y Oro, Bali, Ritmo

*	Brand used under a license agreement.
**	As a result of the February 2006 sale of the European branded apparel business of Sara Lee Corporation, we are not permitted to sell this brand in the member states of the European Union, several other European countries and South Africa.

Our products are sold through multiple distribution channels. During 2010, approximately 44% of our net sales were to mass merchants in the United States, 15% were to national chains and department stores in the United States, 12% were in our International segment, 9% were in our Direct to Consumer segment in the United States, and 20% were to other retail channels in the United States such as embellishers, specialty retailers, wholesale clubs and sporting goods stores. We have strong, long-term relationships with our top customers, including relationships of more than ten years with each of our top ten customers. The size and operational scale of the high-volume retailers with which we do business require extensive category and product knowledge and specialized services regarding the quantity, quality and planning of product orders. We have organized multifunctional customer management teams, which has allowed us to form strategic long-term relationships with these customers and efficiently focus resources on category, product and service expertise. We also have customer-specific programs such as the C9 by Champion products marketed and sold through Target stores and our Just My Size program at Wal-Mart stores.

Our ability to react to changing customer needs and industry trends is key to our success. Our design, research and product development teams, in partnership with our marketing teams, drive our efforts to bring innovations to market. We seek to leverage our insights into consumer demand in the basic apparel industry to develop new products within our existing lines and to modify our existing core products in ways that make them more appealing, addressing changing customer needs and industry trends. Examples of our recent innovations include:

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Barely There Smart Sizes, a new bra sizing system that simplifies and streamlines the traditional bra sizing configuration from 16 sizes to just five sizes with innovative, “shape to fit” technology (2010).

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Wonderbra Secret Agent No Slip Fit Collection includes bras that feature shaping stay-in-place back and no slip straps that secretly work together to ensure everything stays comfortably in place all day (2010).

•	Bali Comfort-U Bra with a feature that ensures that the straps and back stay in place, delivering the ultimate fit and comfort in a place most women don’t think to look—the back (2010).

•	Hanes Comfort Flex Underwear feature a softer, more stretchable waistband that comfortably shifts without pinching or binding (2010).

•	Hanes dyed V-neck underwear T-shirts in black, gray and navy colors (2009).

•	Champion 360° Max Support sports bra that controls movement in all directions, scientifically tested on athletes to deliver 360° support (2009).

•	Playtex 18 Hour Seamless Smoothing bra that features fused fabric to smooth sides and back (2009).

•	Bali Natural Uplift bras that feature advanced lift for the bust without adding size (2009).

•	Hanes No Ride Up panties, specially designed for a better fit that helps women stay “wedgie-free” (2008).

•	Hanes Lay Flat Collar T-shirts and Hanes No Ride Up boxer briefs, an innovation in product comfort and fit (2008).

•	Playtex 18 Hour Active Lifestyle bra that features active styling with wickable fabric (2008).

•	Bali Concealers bras, with revolutionary concealing petals for complete modesty (2008).

•	Hanes Concealing Petals bras (2008).

We have restructured our supply chain over the past four years to create more efficient production clusters that utilize fewer, larger facilities and to balance our production capability between the Western Hemisphere and

Asia. We have closed plant locations, reduced our workforce and relocated some of our manufacturing capacity to lower cost locations in Asia, Central America and the Caribbean Basin. With our global supply chain infrastructure in place, we are focused long-term on optimizing our supply chain to further enhance efficiency, improve working capital and asset turns and reduce costs through several initiatives, such as supplier-managed inventory for raw materials and sourced goods ownership arrangements. We commenced production at our textile production plant in Nanjing, China, which is our first company-owned textile facility in Asia, in the fourth quarter of 2009 and we ramped up production in 2010 to support our growth, with the expectation of ramping up to full capacity by the end of 2011. The Nanjing facility, along with our other textile facilities and arrangements with outside contractors, enables us to expand and leverage our production scale as we balance our supply chain across hemispheres to support our production capacity. We consolidated our distribution network by implementing new warehouse management systems and technology and adding new distribution centers and new third-party logistics providers to replace parts of our legacy distribution network, including relocating distribution capacity to our West Coast distribution facility in California in order to expand capacity for goods we source from Asia.

We were incorporated in Maryland on September 30, 2005 and became an independent public company following our spin off from Sara Lee Corporation on September 5, 2006. Our principal executive offices are located at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105. Our main telephone number is (336) 519-8080. Our corporate website is www.hanesbrands.com. By referring to our corporate website, www.hanesbrands.com, or any of our other websites we do not incorporate any such website or its contents into this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended , or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information in any prospectus supplement or report incorporated herein by reference appearing under “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

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our ability to successfully manage social, political, economic, legal and other conditions affecting our domestic and foreign operations and supply chain sources, such as disruption of markets, operational disruptions, changes in import and export laws, currency restrictions and currency exchange rate fluctuations;

•	the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages;

•	the impact of natural disasters;

•	the impact of the loss of one or more of our suppliers of finished goods or raw materials;

•	our ability to effectively manage our inventory and reduce inventory reserves;

•	our ability to optimize our global supply chain;

•	current economic conditions;

•	consumer spending levels and the price elasticity of our products;

•	the risk of inflation or deflation;

•	our ability to continue to effectively distribute our products through our distribution network;

•	financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers;

•	gains and losses in the shelf space that our customers devote to our products;

•	the highly competitive and evolving nature of the industry in which we compete;

•	our ability to keep pace with changing consumer preferences;

•	the impact of any inadequacy, interruption or failure with respect to our information technology or any data security breach;

•	our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs;

•	the financial ratios that our debt instruments require us to maintain;

•	future financial performance, including availability, terms and deployment of capital;

•	our ability to comply with environmental and occupational health and safety laws and regulations;

•	costs and adverse publicity from violations of labor or environmental laws by us or our suppliers;

•	our ability to attract and retain key personnel;

•	new litigation or developments in existing litigation; and

•	possible terrorist attacks and ongoing military action in the Middle East and other parts of the world.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

USE OF PROCEEDS

We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges. For purposes of determining the ratio of earnings to fixed charges, earnings consist of the total of (i) the following (a) pretax income from continuing operations before adjustment for noncontrolling interest or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, minus the total of (ii) the following: (a) interest capitalized and (b) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges are defined as the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

	Six Months Ended	Year Ended				Six Months Ended	Year Ended
	July 2, 2011	Jan. 1, 2011	Jan. 2, 2010	Jan 3, 2009	Dec. 29, 2007	Dec. 30, 2006	July 1, 2006
Ratio of earnings to fixed charges(1)	2.80x	2.35x	1.29x	1.91x	1.83x	2.24x	10.37x

(1)	The Ratio of Earnings to Fixed Charges should be read in conjunction with our consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus. The interest expense included in the fixed charges calculation above excludes interest expense relating to our uncertain tax positions. The interest factor in rental expenses is calculated as one-third of rent expense.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or exchangeable. Our debt securities and any related guarantees will be issued under an indenture entered into between us and Branch Banking and Trust Company. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries that do not guarantee our payment obligations under such indebtedness.

We have summarized certain general features of the debt securities from the indenture. The indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether the debt securities rank as senior subordinated debt or subordinated debt or any combination thereof, and the terms of any such subordination;

•	whether securities issued by us will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

•	the terms and conditions, if any, upon which the series of debt securities shall be converted into or exchanged for other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	maturity date(s);

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the manner in which the amounts of payment of principal of, and any premium or interest on, the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

•	the place or places where principal of, and any premium or interest on, the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

•	provisions related to redemption or early repayment of the debt securities at our option;

•

our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	authorized denominations;

•

the form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any changes in the trustee for such debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which the purchase price for, the principal of, and any premium or interest on, such securities will be payable;

•

if payments of principal of, and any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	additions to or changes in the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.

Transfer and Exchange

Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.     You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.     Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and any premium or interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and any premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Change of Control

Unless otherwise stated in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise stated in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Hanesbrands) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable at maturity, upon redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide to the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days; and

•

the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, and any premium or interest on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.     The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.     The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.     In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of our capital stock and reflects our charter and bylaws that are in effect as of the date of this prospectus. The following summary of the terms of our capital stock is qualified by reference to our bylaws, our charter and our rights plan. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500 million shares of common stock, par value $0.01 per share, and up to 50 million shares of preferred stock, par value $0.01 per share, and permits our board of directors, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of July 2, 2011, 96,740,315 shares of our common stock were issued and outstanding, options to purchase 5,736,782 shares of our common stock were outstanding, restricted stock units covering 1,016,955 shares of our common stock were outstanding and no shares of our preferred stock were issued and outstanding. 500,000 shares of Preferred Stock have been classified and designated as Junior Participating Preferred Stock, Series A, or “Series A Preferred Stock,” and reserved for issuance upon the exercise of rights under our rights agreement. See “— Preferred Stock” and “— Certain Provisions of Maryland Law and of Our Charter and Bylaws That Could Have the Effect of Delaying, Deferring or Preventing a Change in Control — Rights Agreement.” The Maryland General Corporation Law, or the “MGCL,” provides that our stockholders are generally not obligated to us or our creditors with respect to our stock, except to the extent that the subscription price or other agreed upon consideration has not been paid.

Common Stock

General.     Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of our assets legally available for the payment of dividends. Holders of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to, and may be adversely affected by, the preferential rights granted to any other class or series of our stock.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. A plurality of all votes cast at a stockholders meeting at which a quorum is present will be sufficient for the election of directors, and there is no cumulative voting in the election of directors.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside of the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for the approval of these matters by a lesser percentage, as long as such percentage is not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval by a majority of all the votes entitled to be cast in these situations, except for certain amendments to our charter relating to directors.

Holders of our common stock, solely by virtue of their holdings, do not have preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Our common stock is and is expected to remain uncertificated. Therefore our stockholders will not be able to obtain stock certificates.

Preferred Stock Purchase Rights.     We have adopted a stockholder rights agreement. Under the stockholder rights agreement, each outstanding share of common stock has attached to it a right entitling its holder to purchase from us one one-thousandth of a share of Series A Preferred Stock (subject to antidilution provisions) upon the occurrence of certain triggering events. Until the rights distribution date, the rights will not be evidenced by separate certificates and may be transferred only with the common stock to which they are attached.

For so long as the rights continue to be associated with our common stock, each new share of common stock we issue will include a right. Stockholders will not be required to pay any separate consideration for the rights issued with our common stock.

For a more detailed discussion of the rights under our rights agreement, please see “— Certain Provisions of Maryland Law and of Our Charter and Bylaws That Could Have the Effect of Delaying, Deferring or Preventing a Change in Control — Rights Agreement.”

Preferred Stock

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our charter, including the articles supplementary thereto, relating to each particular series of preferred stock for provisions that may be important to you. The articles supplementary to our charter relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

“Blank Check” Preferred Stock.     Our charter authorizes our board of directors to authorize “blank check” preferred stock. Our board of directors can classify and issue from time to time any unissued shares of preferred stock and reclassify any previously classified but unissued shares of any series of preferred stock. The applicable terms of a particular series of preferred stock shall be set forth in the articles supplementary to our charter establishing such series of preferred stock. These terms must include, but are not limited to, some or all of the following:

•	title of the series;

•	the number of shares of the series, which number our board of directors may thereafter increase or decrease;

•	whether and in what circumstances the holder is entitled to receive dividends and other distributions;

•	whether (and if so, when and on what terms) the series can be redeemed by us or the holder or converted or exchanged by the holder;

•	whether the series will rank senior or junior to or on parity with any other class or series of preferred stock; and

•	voting and other rights of the series, if any.

Unless otherwise described in the articles supplementary, in the event we liquidate, dissolve or wind up our affairs, the holders of any series of preferred stock will have preference over the holders of common stock and any other capital stock ranking junior to such series for payment out of our assets of the amount specified in the applicable articles supplementary.

Holders of our preferred stock, solely by virtue of their holdings, do not have preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Series A Preferred Stock.     Shares of our Series A Preferred Stock have been reserved for issuance upon exercise of the rights under our rights agreement. For a more detailed discussion of our rights agreement and our Series A Preferred Stock, see “— Certain Provisions of Maryland Law and of Our Charter and Bylaws That

Could Have the Effect of Delaying, Deferring or Preventing a Change in Control — Rights Agreement.” Shares

of our Series A Preferred Stock may only be purchased after the rights have become exercisable. Each share of Series A Preferred Stock:

•	will rank junior to other senior series of stock as provided in the terms of such series of stock and senior to our common stock;

•

will entitle holders to a cumulative quarterly dividend, when, as and if declared by our board of directors in an amount equal to the greater of (a) $25.00, or (b) the product of (i) 1,000 (subject to antidilution adjustment) and (ii) the aggregate per share amount of all dividends on our common stock since the preceding dividend payment date (or the date of first issuance of Series A Preferred Stock if dividends have not previously been paid thereon;

•	will entitle holders to 1,000 votes (subject to antidilution adjustment) on all matters submitted to a vote of our stockholders;

•

in the event of a liquidation, will entitle holders to a preferred liquidation payment equal to the greater of (a) $100, plus accrued and unpaid dividends, and (b) an aggregate amount per share equal to the product of (i) 1,000 (subject to antidilution adjustment) and (ii) the aggregate amount to be distributed per share to holders of our common stock; and

•

in the event of any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into stock or securities of another entity, cash and/or other property, will entitle holders to exchange their Series A Preferred Stock in an amount per share equal to the product of (i) 1,000 (subject to antidilution adjustment) and (ii) the aggregate amount of stock, securities, cash and/or other property into which or for which each share of our common stock is changed or exchanged.

The Series A Preferred Stock is not redeemable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Investor Services, N.A. The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HBI.”

Certain Provisions of Maryland Law and of Our Charter and Bylaws That Could Have the Effect of Delaying, Deferring or Preventing a Change in Control

Provisions of the MGCL, our charter and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation with such proponent could result in an improvement of their terms.

Board of Directors.     Our charter and bylaws provide that the number of our directors may be established by the board of directors but may not be fewer than one nor more than 25. Our charter provides that any vacancy will be filled by a majority of the remaining directors.

Our board of directors is not currently classified. However, it would be permissible under the MGCL for our board of directors to classify or declassify itself without stockholder approval.

Our charter provides that, subject to the rights of one or more classes or series of preferred stock, a director may be removed from office only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of the charter, cause means the conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the corporation through bad faith or active and deliberate dishonesty.

Authority to Issue “Blank Check” Preferred Stock.     The rights of holders of our common stock or preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our or our subsidiaries’ officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

Power to Reclassify Shares of Our Common and Preferred Stock.     Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of capital stock, and permits our board of directors, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Prior to issuance of shares of each class or series, our board of directors is required under the MGCL and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock or in the amount of voting securities outstanding by at least 20%. If the approval of our stockholders is not required for the issuance of our common stock or preferred stock, our board of directors may determine not to seek stockholder approval. Although we have no present intention of doing so, we could issue a class or series of stock that could, depending on the terms of such class or series, have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be believed to be in the best interest of our stockholders.

Business Combinations.     Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include certain mergers, consolidations, share exchanges, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by the holders of voting stock of the corporation other than voting shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply to business combinations in which the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides for various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise believed to be in the best interest of our stockholders.

Control Share Acquisitions.     Maryland’s control share acquisition act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock, which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders, to be held within 50 days after a request and written undertaking, to consider the voting rights of the control shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including delivery of an acquiring person statement and a written undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value of the control shares is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may elect to exercise appraisal rights.

The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any and all acquisitions by any person of shares of our stock from Maryland’s control share acquisition act. Our board of directors may, however, amend or eliminate this provision in the future without stockholder approval.

Amendments to the Charter.     Subject to certain exceptions, our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Among the exceptions provided for in the charter, the board of directors may, without action by our stockholders, amend our charter to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue, or change the name or designation or par value of any class or series of our capital stock or the aggregate par value. In addition, certain amendments to provisions of our charter relating to removal of directors require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business.     Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of other business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•

by a stockholder who is a holder of record at both the time of giving notice and the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our bylaws.

In order to comply with the advance notice procedures of our bylaws, a stockholder must generally give written notice to our corporate secretary at least 120 days, but no more that 150 days in advance of the anniversary of the date of the proxy statement for the preceding year’s annual meeting. For nominations to the board, the notice must include information about the director nominee, including his or her name, holdings of our stock, as well as information required by SEC rules regarding elections to boards of directors. For other business that a stockholder proposes to bring before the meeting, the notice must include the reasons for proposing the business at the meeting and a discussion of the stockholder’s material interest in such business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, among other information, the notice also must include information about the stockholder and the stockholder’s holdings of our stock.

With respect to special meetings of stockholders, only the business specified in our notice of the special meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only:

•	by or at the direction of the board of directors; or

•

provided that the special meeting has been called in accordance with the procedures in our bylaws for stockholder-requested special meetings for the purpose of electing directors, by a stockholder who is a holder of record at both the time of giving notice and the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our bylaws.

Stockholder Action by Written Consent.     Our bylaws provide that any action required or permitted to be taken by our stockholders may be taken without a meeting only by a unanimous consent given in writing by electronic transmission by each stockholder entitled to vote on the matter or, if the action is advised and submitted to the stockholders for approval by the board of directors, by a written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary for such action at a meeting of stockholders.

Rights Agreement.     Pursuant to our stockholder rights agreement, one preferred stock purchase right is distributed with and attached to each share of our common stock. Each right will entitle its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Preferred Stock at an initial exercise price per right of $75.00 per one-thousandth of a share of Series A Preferred Stock, subject to certain adjustments. The description and terms of the rights are set forth in a rights agreement between us and Computershare Investor Services, N.A., as rights agent. The following description of the rights is a summary and is qualified in its entirety by reference to the rights agreement, which has been included as an exhibit to the registration statement of which this prospectus is a part.

Initially, the rights will be associated with our common stock and evidenced by book-entry statements, which will contain a notation incorporating the rights by reference. Each right initially will be transferable with and only with the transfer of the underlying share of common stock. The rights will become exercisable and separately certificated only upon the rights distribution date, which will occur upon the earlier of:

•

ten days following a public announcement by us that a person or group (an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock (the date of the announcement being the “stock acquisition date”); or

•

ten business days (or later if so determined by our board of directors) following the commencement of or public disclosure of an intention to commence a tender offer or exchange offer by a person if, after acquiring the maximum number of securities sought pursuant to such offer, such person, or any affiliate or associate of such person, would acquire, or obtain the right to acquire, beneficial ownership of 15% or more of our outstanding shares of our common stock.

Until the rights distribution date, the transfer of any shares of common stock outstanding also will constitute the transfer of the rights associated with such shares.

As soon as practicable after the rights distribution date, the rights agent will mail to each record holder of our common stock as of the close of business on the rights distribution date certificates evidencing the rights. From and after the rights distribution date, the separate certificates alone will represent the rights. Except as otherwise provided in the rights agreement, only shares of common stock issued or sold by Hanesbrands prior to the rights distribution date will receive rights.

The rights are not exercisable until the rights distribution date and will expire ten years from September 1, 2006, unless earlier redeemed or exchanged by us as described below.

Upon our public announcement that a person or group has become an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain related parties, whose rights will have automatically become null and void) will have the right to receive, upon exercise, common stock with a current market value equal to two times the exercise price of the right. Under the stockholder rights agreement current market value as of a particular date means the average of the daily closing prices per share for the thirty consecutive trading days immediately prior to such date.

For example, at an exercise price of $75 per right, each right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $150 worth of common stock (as described above) for $75. Assuming that the common stock had a current market value of $50 per share at that time, the holder of each valid right would be entitled to purchase three shares of common stock for $150.

In the event that, at any time after a person becomes an acquiring person:

•	we are acquired in a merger or other business combination in which we are not the surviving entity;

•

we are acquired in a merger or other business combination in which we are the surviving entity and all or part of our common stock is converted into or exchanged for securities of another entity, cash or other property;

•	we effect a share exchange in which all or part of our common stock is exchanged for securities of another entity, cash or other property; or

•	50% or more of our assets or earning power is sold or transferred,

(the above events being “business combinations”) then each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

The exercise price of the rights, the number of shares of Series A Preferred Stock issuable and the number of outstanding rights will adjust to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock.

We may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by our board of directors) at any time prior to the earlier of the stock acquisition date and the rights expiration date. Immediately upon the action of our board of directors authorizing any redemption, the rights will terminate and the holders of rights will only be entitled to receive the redemption price.

At any time after a person becomes an acquiring person and prior to the earlier of (i) the time any person, together with all affiliates and associates, becomes the beneficial owner of 50% or more of our outstanding common stock and (ii) the occurrence of a business combination, our board of directors may cause us to exchange for all or part of the then-outstanding and exercisable rights shares of our common stock at an exchange ratio of one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

Until a right is exercised, its holder, as such, will have no rights as a stockholder with respect to such rights, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by our stockholders or us, stockholders may, depending upon the circumstances, recognize taxable income after a triggering event.

The terms of the rights may be amended by our board of directors without the consent of the holders of the rights. From and after the stock acquisition date, however, no amendment can adversely affect the interests of the holders of the rights.

The rights will have certain anti-takeover effects. For example, the rights will cause substantial dilution to any person or group who attempts to acquire a significant interest in us without advance approval from our board of directors. As a result, the overall effect of the rights may be to render it more difficult or to discourage any attempt to acquire us, even if the acquisition would be in the best interest of our stockholders. Because we can redeem the rights, the rights will not interfere with a merger or other business combination approved by our board of directors.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As of the date of this prospectus we have no warrants outstanding.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of (as described in an applicable prospectus supplement) shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the heading “Description of Capital Stock.”

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement or a current report on Form 8-K incorporated by reference herein.

DESCRIPTION OF STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

Kirkland & Ellis LLP, Chicago, Illinois and Venable LLP, Baltimore, Maryland will issue opinions about certain legal matters with respect to the securities. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 1, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically.

We make available free of charge at www.hanesbrands.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our corporate website, www.hanesbrands.com, or any of our other websites, we do not incorporate any such website or its contents into this prospectus.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended January 1, 2011;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2011 and July 2, 2011;

•	our Current Reports on Form 8-K filed on February 4, 2011, February 18, 2011, March 22, 2011, April 29, 2011 and May 13, 2011;

•	our Definitive Proxy Statement on Schedule 14A filed on March 11, 2011;

•	the description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on August 10, 2006;

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant  to  Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise specifically indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to Corporate Secretary, Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105.

Hanesbrands Inc.

DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK, WARRANTS, DEPOSITARY SHARES, STOCK PURCHASE UNITS AND STOCK PURCHASE CONTRACTS

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	(1)
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustee’s fees and expenses (including counsel’s fees)	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.

(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Maryland

Hanesbrands Inc. is a Maryland corporation. Section 2-405.2 of the Maryland General Corporation Law, or the “MGCL,” permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment or other adjudication as material to the cause of action adjudicated in the proceeding. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by the MGCL.

Section 2-418(d) of the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director of the corporation who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director was made a party by reason of the director’s service in that capacity. Section 2-418(b) permits a corporation to indemnify its present or former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with any proceeding to which the director is made a party by reason of the director’s service as a director, unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If, however, the proceeding was one by or in the right of the corporation and the director was adjudged liable to the corporation, the corporation may not indemnify the director, unless ordered by a court and then only for expenses. The MGCL also permits a Maryland corporation to pay a director’s expenses in advance of the final disposition of an action to which the director is a party upon receipt by the corporation of (1) a written affirmation by the director of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that the director did not meet the necessary standard of conduct. Section 2-418 of the MGCL defines a director as any person who is or was a director of a corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. Section 2-418(j)(2) of the MGCL also permits a Maryland corporation to indemnify and advance expenses to its officers, employees and agents to the extent that it may indemnify and advance expenses to its directors.

Our charter authorizes and our bylaws obligate us, to the maximum extent permitted by the MGCL, to indemnify any of our present or former directors or officers or those of our subsidiaries who (1) is made or threatened to be made a party to a proceeding by reason of such person’s service in that capacity or (2) while a director or officer and at our request, serves or served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to a proceeding by reason of such person’s service in that capacity by reason of such person’s services in such capacity and to pay or reimburse that person’s reasonable expenses in advance of final disposition of a proceeding. This indemnity could apply to liabilities under the Securities Act of 1933, as amended (the “Securities Act”), in certain circumstances.

Our bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to (1) a person who served a predecessor in any of the capacities described above or (2) any of our employees or agents, or any employee or agent of a predecessor.

We also maintain indemnity insurance as permitted by Section 2-418 of the MGCL, pursuant to which our officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related losses under the Securities Act or the Securities Exchange Act of 1934, as amended.

Delaware

BA International, L.L.C., Caribesock, Inc., Caribetex, Inc., CASA International, LLC, CC Products, Inc., Ceibena Del, Inc., GearCo, Inc., GFSI Holdings, Inc., GFSI, Inc., Hanes Menswear, LLC, Hanes Puerto Rico, Inc., Hanesbrands Distribution, Inc., HBI Branded Apparel Enterprises, LLC, HBI Branded Apparel Limited, Inc., HbI International, LLC, HBI Sourcing, LLC, Inner Self LLC, Jasper-Costa Rica, L.L.C., Playtex Dorado, LLC, Playtex Industries, Inc., Seamless Textiles, LLC, UPCR, Inc. and UPEL, Inc. are organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of BA International, L.L.C., CASA International, LLC, Hanes Menswear, LLC, HBI Branded Apparel Enterprises, LLC, HbI International, LLC, HBI Sourcing, LLC, Inner Self LLC, Playtex Dorado, LLC and Seamless Textiles, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any manager, officer, employee or agent of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a manager, officer, employee or agent of the companies. The Limited Liability Company Agreement of Jasper-Costa Rica, L.L.C. provides, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of the member.

The charter documents of each of Caribesock, Inc., Caribetex, Inc., CC Products, Inc., Ceibena Del, Inc., GearCo, Inc., GFSI Holdings, Inc., GFSI, Inc., Hanesbrands Distribution, Inc., HBI Branded Apparel Limited, Inc., Playtex Industries, Inc., UPCR, Inc. and UPEL, Inc. provide for the indemnification of directors and officers to the fullest extent authorized by the DGCL. The charter documents of Hanes Puerto Rico, Inc. are silent as to indemnification.

The bylaws of each of Caribesock, Inc., Caribetex, Inc., CC Products, Inc., Ceibena Del, Inc., GearCo, Inc., GFSI Holdings, Inc., GFSI, Inc., Hanes Puerto Rico, Inc., Hanesbrands Distribution, Inc., UPCR, Inc. and UPEL, Inc. provide, subject to certain exceptions, for the indemnification of all current and former directors, officers, employees or agents against expenses, judgments, fines and amounts paid in connection with actions (other than actions by or in the right of the corporation) taken against such person by reason of the fact that he or she was a director, officer, employee or agent of the corporation. The bylaws of Playtex Industries, Inc. and HBI Branded Apparel Limited, Inc. provide generally for the indemnification of directors and officers to the fullest extent authorized by the DGCL.

Colorado

Hanesbrands Direct, LLC is organized under the laws of the State of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Hanesbrands Direct, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Colorado Limited Liability Company Act, for the indemnification of any person serving as manager or officer of the company, or serving as manager, director, officer, employee or agent of another enterprise at the request of the company, against expense, liability and loss incurred or suffered by such person in connection with such position.

Kansas

Event 1, Inc. is a Kansas corporation.

Section 17-6305 of the Kansas General Corporation Code provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The statute provides that a corporation may indemnify such persons who have been, are, or may become a party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the statute grants authority to a corporation to implement its own broader indemnification policy.

The Event 1, Inc. bylaws provide, to the fullest extent authorized by the Kansas General Corporation Code, for the indemnification of any director or officer of the company from and against any and all expenses, judgments, and fines by reason of the fact that such person is, or was, a director or officer of the company. Notwithstanding the foregoing, Event 1, Inc. is not required to indemnify its directors and officers if such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Event 1, Inc.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanesbrands Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HANESBRANDS INC.

/s/ Richard A. Noll
Richard A. Noll
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Richard A. Noll Richard A. Noll	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Interim Chief Financial Officer, Chief Accounting Officer and Controller (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Lee A. Chaden Lee A. Chaden	Director	July 29, 2011

/s/ Bobby J. Griffin Bobby J. Griffin	Director	July 29, 2011

/s/ James C. Johnson James C. Johnson	Director	July 29, 2011

/s/ Jessica T. Mathews Jessica T. Mathews	Director	July 29, 2011

Signature	Capacity	Date

/s/ J. Patrick Mulcahy J. Patrick Mulcahy	Director	July 29, 2011

/s/ Ronald L. Nelson Ronald L. Nelson	Director	July 29, 2011

/s/ Ann E. Ziegler Ann E. Ziegler	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, BA International, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

BA INTERNATIONAL, L.L.C.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Caribesock, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

CARIBESOCK, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Caribetex, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

CARIBETEX, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, CASA International, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

CASA INTERNATIONAL, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, CC Products, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

CC PRODUCTS, INC.

/s/ John Marsh
John Marsh
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ John Marsh John Marsh	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson Joia M. Johnson	Director	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

/s/ J. Craig Peterson J. Craig Peterson	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Ceibena Del, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

CEIBENA DEL, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Event 1, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

EVENT 1, INC.

/s/ John Marsh
John Marsh
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ John Marsh John Marsh	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson Joia M. Johnson	Director	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

/s/ J. Craig Peterson J. Craig Peterson	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, GearCo, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

GEARCO, INC.

/s/ Richard A. Noll
Richard A. Noll
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Richard A. Noll Richard A. Noll	President (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson Joia M. Johnson	Director	July 29, 2011

/s/ John Marsh	Director	July 29, 2011
John Marsh

SIGNATURES

Pursuant to the requirements of the Securities Act, GFSI Holdings, Inc., has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

GFSI HOLDINGS, INC.

/s/ John Marsh
John Marsh
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ John Marsh John Marsh	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson Joia M. Johnson	Director	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

/s/ J. Craig Peterson J. Craig Peterson	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, GFSI, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

GFSI, INC.

/s/ John Marsh
John Marsh
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ John Marsh John Marsh	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson Joia M. Johnson	Director	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

/s/ J. Craig Peterson J. Craig Peterson	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanes Menswear, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HANES MENSWEAR, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanes Puerto Rico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HANES PUERTO RICO, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanesbrands Direct, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HANESBRANDS DIRECT, LLC

/s/ Michael O. Ernst
Michael O. Ernst
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Michael O. Ernst Michael O. Ernst	President (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson JOIA M. JOHNSON	Manager	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanesbrands Distribution, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HANESBRANDS DISTRIBUTION, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, HBI Branded Apparel Enterprises, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HBI BRANDED APPAREL ENTERPRISES, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, HBI Branded Apparel Limited, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HBI BRANDED APPAREL LIMITED, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Director	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, HbI International, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HBI INTERNATIONAL, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, HBI Sourcing, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

HBI SOURCING, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Joia M. Johnson Hanesbrands Inc., as sole member of HBI Sourcing, LLC		July 29, 2011

By: Joia M. Johnson Chief Legal Officer, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Inner Self LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

INNER SELF LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Jasper-Costa Rica, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

JASPER-COSTA RICA, L.L.C.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson	President (principal executive officer)	July 29, 2011
Joia M. Johnson

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker		July 29, 2011
Industria Texileras del Este ITE, S. de R.L., as sole member

By: Catherine A. Meeker Manager Three

SIGNATURES

Pursuant to the requirements of the Securities Act, Playtex Dorado, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

PLAYTEX DORADO, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011
Joia M. Johnson

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker	Manager	July 29, 2011
Catherine A. Meeker

SIGNATURES

Pursuant to the requirements of the Securities Act, Playtex Industries, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

PLAYTEX INDUSTRIES, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011
Joia M. Johnson

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker	Director	July 29, 2011
Catherine A. Meeker

SIGNATURES

Pursuant to the requirements of the Securities Act, Seamless Textiles, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

SEAMLESS TEXTILES, LLC

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson	President and Manager (principal executive officer)	July 29, 2011
Joia M. Johnson

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker	Manager	July 29, 2011
Catherine A. Meeker

SIGNATURES

Pursuant to the requirements of the Securities Act, UPCR, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

UPCR, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011
Joia M. Johnson

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker	Director	July 29, 2011
Catherine A. Meeker

SIGNATURES

Pursuant to the requirements of the Securities Act, UPEL, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on July 29, 2011.

UPEL, INC.

/s/ Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Noll, Dale W. Boyles and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson	President and Director (principal executive officer)	July 29, 2011
Joia M. Johnson

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller, (principal financial officer and principal accounting officer)	July 29, 2011

/s/ Catherine A. Meeker	Director	July 29, 2011
Catherine A. Meeker

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.(1)

3.1	Articles of Amendment and Restatement of Hanesbrands Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).

3.2	Articles Supplementary (Junior Participating Preferred Stock, Series A) (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).

3.3	Amended and Restated Bylaws of Hanesbrands Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2008).

3.4	Certificate of Formation of BA International, L.L.C. (incorporated by reference from Exhibit 3.4 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.5	Limited Liability Company Agreement of BA International, L.L.C. (incorporated by reference from Exhibit 3.5 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.6	Certificate of Incorporation of Caribesock, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent (incorporated by reference from Exhibit 3.6 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.7	Bylaws of Caribesock, Inc. (incorporated by reference from Exhibit 3.7 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.8	Certificate of Incorporation of Caribetex, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent (incorporated by reference from Exhibit 3.8 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.9	Bylaws of Caribetex, Inc. (incorporated by reference from Exhibit 3.9 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.10	Certificate of Formation of CASA International, LLC (incorporated by reference from Exhibit 3.10 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.11	Limited Liability Company Agreement of CASA International, LLC (incorporated by reference from Exhibit 3.11 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.12	Amended and Restated Certificate of Incorporation of CC Products, Inc. (incorporated by reference from Exhibit 3.50 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.13	Amended and Restated Bylaws of CC Products, Inc. (incorporated by reference from Exhibit 3.51 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

Exhibit No.	Description

3.14	Certificate of Incorporation of Ceibena Del, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent (incorporated by reference from Exhibit 3.12 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.15	Bylaws of Ceibena Del, Inc. (incorporated by reference from Exhibit 3.13 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.16	Articles of Incorporation of Event 1, Inc. (incorporated by reference from Exhibit 3.52 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.17	Amended and Restated By-laws of Event 1, Inc. (incorporated by reference from Exhibit 3.53 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.18	Amended Certificate of Incorporation of GearCo, Inc. (incorporated by reference from Exhibit 3.44 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.19	Amended and Restated Bylaws of GearCo, Inc. (incorporated by reference from Exhibit 3.45 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.20	Third Amended and Restated Certificate of Incorporation GFSI Holdings, Inc. (incorporated by reference from Exhibit 3.46 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.21	Amended and Restated Bylaws of GFSI Holdings, Inc. (incorporated by reference from Exhibit 3.47 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.22	Amended and Restated Certificate of Incorporation of GFSI, Inc. (incorporated by reference from Exhibit 3.48 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.23	Amended and Restated Bylaws of GFSI, Inc. (incorporated by reference from Exhibit 3.49 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 10, 2010, Registration No. 333-171114).

3.24	Certificate of Formation of Hanes Menswear, LLC, together with Certificate of Conversion from a Corporation to a Limited Liability Company Pursuant to Section 18-214 of the Limited Liability Company Act and Certificate of Change of Location of Registered Office and Registered Agent (incorporated by reference from Exhibit 3.14 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.25	Limited Liability Company Agreement of Hanes Menswear, LLC (incorporated by reference from Exhibit 3.15 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.26	Certificate of Incorporation of HPR, Inc., together with Certificate of Merger of Hanes Puerto Rico, Inc. into HPR, Inc. (now known as Hanes Puerto Rico, Inc.) (incorporated by reference from Exhibit 3.16 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.27	Bylaws of Hanes Puerto Rico, Inc. (incorporated by reference from Exhibit 3.17 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

Exhibit No.	Description

3.28	Articles of Organization of Sara Lee Direct, LLC, together with Articles of Amendment reflecting the change of the entity’s name to Hanesbrands Direct, LLC (incorporated by reference from Exhibit 3.18 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.29	Limited Liability Company Agreement of Sara Lee Direct, LLC (now known as Hanesbrands Direct, LLC) (incorporated by reference from Exhibit 3.19 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.30	Certificate of Incorporation of Sara Lee Distribution, Inc., together with Certificate of Amendment of Certificate of Incorporation of Sara Lee Distribution, Inc. reflecting the change of the entity’s name to Hanesbrands Distribution, Inc. (incorporated by reference from Exhibit 3.20 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.31	Bylaws of Sara Lee Distribution, Inc. (now known as Hanesbrands Distribution, Inc.) (incorporated by reference from Exhibit 3.21 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.32	Certificate of Formation of HBI Branded Apparel Enterprises, LLC (incorporated by reference from Exhibit 3.22 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.33	Operating Agreement of HBI Branded Apparel Enterprises, LLC (incorporated by reference from Exhibit 3.23 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.34	Certificate of Incorporation of HBI Branded Apparel Limited, Inc. (incorporated by reference from Exhibit 3.24 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.35	Bylaws of HBI Branded Apparel Limited, Inc. (incorporated by reference from Exhibit 3.25 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.36	Certificate of Formation of HbI International, LLC (incorporated by reference from Exhibit 3.26 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.37	Limited Liability Company Agreement of HbI International, LLC (incorporated by reference from Exhibit 3.27 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.38	Certificate of Formation of SL Sourcing, LLC, together with Certificate of Amendment to the Certificate of Formation of SL Sourcing, LLC reflecting the change of the entity’s name to HBI Sourcing, LLC (incorporated by reference from Exhibit 3.28 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.39	Limited Liability Company Agreement of SL Sourcing, LLC (now known as HBI Sourcing, LLC) (incorporated by reference from Exhibit 3.29 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.40	Certificate of Formation of Inner Self, LLC (incorporated by reference from Exhibit 3.30 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

Exhibit No.	Description

3.41	Limited Liability Company Agreement of Inner Self, LLC (incorporated by reference from Exhibit 3.31 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.42	Certificate of Formation of Jasper-Costa Rica, L.L.C. (incorporated by reference from Exhibit 3.32 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.43	Amended and Restated Limited Liability Company Agreement of Jasper-Costa Rica, L.L.C. (incorporated by reference from Exhibit 3.33 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.44	Certificate of Formation of Playtex Dorado, LLC, together with Certificate of Conversion from a Corporation to a Limited Liability Company Pursuant to Section 18-214 of the Limited Liability Company Act (incorporated by reference from Exhibit 3.36 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.45	Amended and Restated Limited Liability Company Agreement of Playtex Dorado, LLC (incorporated by reference from Exhibit 3.37 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.46	Certificate of Incorporation of Playtex Industries, Inc. (incorporated by reference from Exhibit 3.38 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.47	Bylaws of Playtex Industries, Inc. (incorporated by reference from Exhibit 3.39 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.48	Certificate of Formation of Seamless Textiles, LLC, together with Certificate of Conversion from a Corporation to a Limited Liability Company Pursuant to Section 18-214 of the Limited Liability Company Act (incorporated by reference from Exhibit 3.40 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.49	Limited Liability Company Agreement of Seamless Textiles, LLC (incorporated by reference from Exhibit 3.41 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.50	Certificate of Incorporation of UPCR, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent (incorporated by reference from Exhibit 3.42 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.51	Bylaws of UPCR, Inc. (incorporated by reference from Exhibit 3.43 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.52	Certificate of Incorporation of UPEL, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent (incorporated by reference from Exhibit 3.44 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

3.53	Bylaws of UPEL, Inc. (incorporated by reference from Exhibit 3.45 to the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 26, 2007, Registration No. 333-142371).

Exhibit No.	Description

4.1	Rights Agreement between Hanesbrands Inc. and Computershare Trust Company, N.A., Rights Agent. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006, Commission File No. 001-32891).

4.2	Form of Rights Certificate (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006, Commission File No. 001-32891).

4.3	Indenture, dated August 1, 2008 (the “2008 Indenture”), between Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference from Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 1, 2008, Registration No. 333-152733).

4.4	First Supplemental Indenture (to the 2008 Indenture) dated December 10, 2009 among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2009, Commission File No. 001-32891).

4.5	Second Supplemental Indenture (to the 2008 Indenture) dated August 13, 2010 among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference from Exhibit 10.49 to the Registrant’s Registration Statement on Form S-4 (Commission file number 333-171114) filed with the Securities and Exchange Commission on December 10, 2010, Commission File No. 001-32891).

4.6	Third Supplemental Indenture (to the 2008 Indenture) dated November 1, 2010 among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference from Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2010, Commission File No. 001-32891).

4.7	Fourth Supplemental Indenture (to the 2008 Indenture) dated November 9, 2010 among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc. and Branch Banking and Trust Company (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2010, Commission File No. 001-32891).

4.8	Form of Debt Securities.(1)

4.9	Specimen Preferred Stock Certificate.(1)

4.10	Form of Warrant.(1)

4.11	Form of Depositary Agreement.(1)

4.12	Form of Stock Purchase Contract (including form of stock purchase contract certificate) and, if applicable, Collateral or Depositary Agreements.(1)

4.13	Form of Unit Agreement (including form of unit certificate).(1)

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Venable LLP.

12.1	Calculation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

23.3	Consent of Venable LLP (set forth in Exhibit 5.2).

24.1	Powers of attorney (included on the signature page of the Registration Statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of Branch Banking and Trust Company, as Trustee under the Indenture.

(1)	To be filed, if necessary, by a post effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.